SEAGULL ENERGY CORPORATION

                             1981 STOCK OPTION PLAN
                                   (RESTATED)

I.  History and Purpose of the Plan

     The Seagull Energy Corporation 1981 Stock Option Plan(the "Plan") was originally adopted by Seagull Energy Corporation, a Texas corporation (the "Company"), on December 31,1981 and was approved by the shareholders of the Company on May28, 1982. The Plan isintended to provide a means whereby certain employees of the Company and its subsidiaries maydevelop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may grant to certain employees the option ("Option")to purchase shares of the common stock of the Company("Stock"), as hereinafter set forth. Options granted under the Plan may be either incentive stock options, within the meaning of section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code"), ("Incentive Stock Options") oroptions which do not constitute Incentive Stock Options. On
September 20, 1988, the Company restated the Plan in the form of this Seagull Energy Corporation 1981 Stock Option Plan (Restated) for the purpose of incorporating certain amendments previously adopted with respect to the Plan into the text of the Plan and for purposes of amending the Plan incertain respects. The terms and provisions of this restatement of the Plan are effective only with respect to Options granted from and after September20, 1988 and Options granted prior to such date shall continue to be governed by the terms and provisions of the Plan (and amendments thereto) as in effect on September 20, 1988.

II.  Administration

     The Plan shall be administered by the CompensationCommittee (the "Committee") of the Board of Directors of the Company (the "Board"). Members of the Committee shall not be eligible, and shall not have been eligible at any time within one year prior to their appointment to the Committee, to participate in the Plan or in any other stock, stock option or stock appreciation rights plan of the Company or any of its affiliates ("Company Stock Plan"). The Committee shall have sole authority to select the individuals who are to be granted Options from among those eligible hereunder and to establish the number of shares which may be issued under each Option. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by th Committee in selecting the individuals to whom Options shall be granted, in establishing the number of shares which may be issued under each Option and in construing the provisions of the Plan shall be final.

III.  Option Agreements

     (a) Each Option shall be evidenced by an Option Agreement and shall contain such terms and conditions, and may be exercisable for such periods, as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Stock or a combination of cash and shares of Stock equal in value to the excess of the fair market value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe; provided, that no Stock Appreciation Rights may be granted in conjunction with an Option which is an Incentive Stock Option; and provided, further, that with respect to Stock Appreciation Rights granted to employees who are subject to Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"), exceptas provided in Subparagraph VIII(c) hereof, the Committeeshall retain final authority (i) to determine whether an optionee shall be permitted, or (ii) to approve an election by an optionee, to receive cash in full or partial settlementof Stock Appreciation Rights. Moreover, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a fair market value equal to such option price. Finally, an Option Agreement may provide for cash less exercise by permitting an Optionee to withhold from shares of Stock acquirable upon exercise of such Option shares of Stock equal in value to all or a specified portion of the Option Price; all on such terms and subject to such conditions as shall be established from time to time by the Committee. For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the closing price of the Stock on the New York Stock Exchange Composite Tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. Each Option andall rights granted there under shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

     (b) Paragraph (a) above to the contrary notwithstanding, an Option Agreement evidencing an Option granted underthe Plan shall include the following specific provisions:

     (i) A provision restricting exercise of theOption until the Optionee has performed one year ofemployment with the Company or any parent or subsidiary corporation (as defined in section 425 ofthe Code) of the Company following the date ofgrant of the Option;A

     (ii) A provision restricting exercise of theOption following termination of employment byreason of retirement or disability to an exerciseperiod of three months following the date of suchtermination of employment and further restrictingsuch exercise to the extent such Option was exercisable at the date of such termination of employment; andA

     (iii)A provision restricting exercise of theOption upon termination of employment by reason ofdeath to an exercise period of one year followingthe date of such death and further restricting suchexercise to the extent that the Option was exercisable as of the date immediately preceding suchdeath.A

     IV.  Eligibility of Optionee

     Options may be granted only to individuals who are keyemployees (including officers and directors who are also keyemployees) of the Company or any parent or subsidiary corporation (as defined in section425 of the Code) of the Companyat the time the Option is granted and who, as of such time,are employed on a fulltime basis and who are compensated forsuch employment by a regular salary. Options may be grantedto the same individual on more than one occasion. No Incentive Stock Option shall be granted to an individual if, atthe time the Option is granted, such individual owns stockpossessing more than 10% of the total combined voting powerof all classes of stock of the Company or of its parent orsubsidiary corporation, within the meaning of section422A(b)(6) of the Code, unless (i)at the time such Option isgranted the option price is at least 110% of the fair marketvalue of the Stock subject to the Option and (ii)such Optionby its terms is not exercisable after the expiration of fivebyears from the date of grant. To the extent that the aggregate fair market value (determined at the time the respectiveIncentive Stock Option is granted) of stock with respect towhich Incentive Stock Options granted after 1986 are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds$100,000, such Incentive Stock Options shall be treated asoptions which do not constitute Incentive Stock Options. TheCommittee shall determine, in accordance with applicableprovisions of the Code, Treasury Regulations and other administrative pronouncements, which of an optionee's IncentiveStock Options will not constitute Incentive Stock Optionsbecause of such limitation and shall notify the optionee ofsuch determination as soon as practicable after such determination.

V.  Shares Subject to the Plan

     The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 250,000 shares of Stock. Such shares may consist of authorized butunissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options atthe termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option in any manner, including an exercise involving a Stock Appreciation Right, shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes ofthe Plan and for sale to any one individual, by the number of shares as to which the Option is exercised. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

 VI. Option Price

     The purchase price of Stock issued under each Option shall be determined by the Committee, but in the case of an Incentive Stock Option, such purchase price shall not beless than the fair market value of Stock subject to the Option on the date the Option is granted.

VII.  Term of Plan

     The Plan became effective upon December 31, 1981, thedate of its adoption by the Board. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph IX, the Plan shall terminate upon and no further Options shall be granted after the expiration often years from the date of its adoption by the Board.

VIII.  Recapitalization or Reorganization

     (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition ofall or any part of its assets or business or any other corporate act or proceeding.

     (b) The shares with respect to which Options may begranted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision orconsolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may there after be exercised (i)in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

     (c) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted the optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable,the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable. If
(i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously whollyowned subsidiary of the Company), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any otherperson or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" ascontemplated by Section 13(d)(3) of the 1934 Act, acquires orgains ownership or control (including, without limitation,power to vote) of more than 40% of the outstanding shares ofStock, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), then, upon the occurrence of any such Corporate Change, each Option then outstanding shall become fully exercisable and effective as of a date
(selected by the Committee) within (a) ten days after the approval by the shareholders of the Company of such merger, consolidation, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty days of such change of control, the Committee, acting in its sole discretion without the consent or approval of any optionee, shall effect one or more of the following alternatives, which may vary among individual optionees: (1) establish a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee during which such outstanding Options may be exercised, after which specified date all unexercised Options and all rights of optionees thereunder shall terminate, (2) require the mandatory surrender to the Company by selected optionees of some or all of the outstanding Options held by such optionees as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall there upon cancel such Options and pay to each optionee an amount of cash per share equal to the excess of the amount calculated in Subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s)under such Options for such shares, (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or
(4) provide that thereafter upon any exercise of an Option theretofore granted the optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock or other securities or property to which the optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable.

     (d) For the purposes of clause (2) in Subparagraph (c)above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to shareholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to shareholders of the Company in any transaction described in this Subparagraph
(d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

     (e) Any adjustment provided for in Subparagraphs(b) or(c) above shall be subject to any required share holder action.

     (f) Except as herein before expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

IX.  Amendment or Termination of the Plan

     The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the optionee without the consent of such optionee; and provided, further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of thePlan, change the class of individuals eligible to receiveOptions under the Plan or extend the term of the Plan, without the approval of the shareholders of the Company.